                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of May 28, 2003 (the "Remarketing Agreement") by and between AmerUs Group Co., an Iowa corporation (the "Company"), and Wachovia Bank, National Association (formerly First Union National Bank) not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                   WITNESSETH:

         WHEREAS, the Company will issue $125,000,000 (or up to $143,750,000 if the Underwriters exercise their overallotment option in full) aggregate Stated Amount of its Securities (the "Securities") under the Purchase Contract Agreement, dated as of May 28, 2003 by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement") as amended or supplemented from time to time; and

         WHEREAS, the Securities will initially consist of 5,000,000 (or 5,750,000 if the Underwriters exercise their overallotment option in full) Income PRIDES, each such security consisting of a Senior Note initially due 2008 issued by the Company in the principal amount of $25 (a "Debt Security") and a Purchase Contract issued by the Company ("Purchase Contract") pursuant to the Purchase Contract Agreement, and no Growth PRIDES, each such security consisting of certain U.S. Treasury Securities and a Purchase Contract.

         WHEREAS, the Debt Securities will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May 28, 2003, by and between the Company, BNY Midwest Trust Company, as Collateral Agent, Securities Intermediary and Custodial Agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income PRIDES Holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date.

         WHEREAS, the Remarketing Agent will remarket in the manner provided herein the Debt Securities pledged pursuant to the Pledge Agreement (the "Pledged Debt Securities") of the Income PRIDES Holders who have not already settled their Purchase Contracts, and any Debt Securities that are not pledged pursuant to the Pledge Agreement (the "Other Debt Securities") of the holders who have elected to have their Debt Securities remarketed, in each case, as provided in the Purchase Contract Agreement.

         WHEREAS, in the event of a successful remarketing as provided herein, the applicable interest rate on the Debt Securities will be reset, on the Reset Date, to the Reset Rate, which will be the sum of (1) the Applicable Benchmark Treasury (as agreed between the Company and the Reset Agent) in effect on a Remarketing Date and (2) the Reset Spread determined by the Reset Agent as the additional spread required to produce the rate the Debt Securities should bear in order for the Debt Securities being remarketed to have an approximate market value on the Reset Date of (a) if the proposed Reset Date is not the Purchase Contract Settlement Date, 100.25% multiplied by the Remarketing Treasury Portfolio Purchase Price, plus the Remarketing Fee (the "Remarketing Value"), or
(b) if the proposed Reset Date is the Purchase Contract Settlement Date, 100.25% multiplied by the aggregate principal amount of the Debt Securities being remarketed; plus the

Remarketing Fee (the "Contract Settlement Value"), provided that the Reset Rate shall in no event exceed the maximum permitted by applicable law.

         WHEREAS, if a Reset Date occurs on a date that is not February 16, 2006, May 16, 2006 and August 16, 2006, the Reset Agent shall determine (1) the minimum integral multiple number of Income PRIDES and Growth PRIDES required to make Collateral Substitutions (as defined in the Purchase Contract Agreement), and (2) the percentage of the undivided beneficial ownership interest in the Remarketing Treasury Portfolio constituting the Applicable Ownership Interest therein with respect to each Payment Date that follows such Reset Date.

         WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein.

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Pledge Agreement.

         Section 2. Appointment and Obligations of Reset Agent and Remarketing Agent; Remarketing.

         (a) Appointment and Obligations. The Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine, in consultation with the Company and in the manner provided for in the Indenture, the Debt Securities and the Purchase Contract Agreement, (a) the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Debt Securities, enable the aggregate principal amount of the Debt Securities being remarketed to have an approximate aggregate market value equal to (1) on any Remarketing Date (other than the third Business Day immediately preceding August 16, 2006), the Remarketing Value or (2) on the third Business Day immediately preceding August 16, 2006, the Contract Settlement Value; and (b) if a Reset Date occurs on a date that is not February 16, 2006, May 16, 2006 or August 16, 2006, (1) the minimum integral multiple number of Income PRIDES and Growth PRIDES required to make Collateral Substitutions (as defined in the Purchase Contract Agreement), and (2) the percentage of the undivided beneficial ownership interest in the Remarketing Treasury Portfolio constituting the Applicable Ownership Interest therein with respect to each Payment Date that follows such Reset Date; and (ii) as the exclusive Remarketing Agent to remarket the Debt Securities (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) (1) on any Remarketing Date that is not the third Business Day immediately preceding the Contract Settlement Date, to remarket (A) the Pledged Debt Securities of Income PRIDES Holders who have not already settled their Purchase Contracts, and (B) any Other Debt Securities of the holders who have elected to have their Debt Securities so remarketed, for settlement on the third Business Day following such Remarketing Date, or (2) unless the Debt Securities have been successfully remarketed or called for a Tax Event Redemption, on the third Business Day immediately preceding the Purchase Contract Settlement Date, to remarket (A) the Pledged Debt Securities of Income PRIDES Holders who have not already settled their Purchase Contracts and who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the Purchase Contracts through Cash Settlement, and
(B) any Other Debt Securities of the holders who have elected to have their Debt Securities so remarketed, in each case, as provided in the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Debt Securities and this Agreement, for settlement on the Purchase Contract Settlement Date.

         In connection with any remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request) or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Notwithstanding anything herein to the contrary, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The Company agrees that Merrill Lynch shall have the right, on 15 Business Days' written notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

         (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on each Remarketing Date, the Debt Securities that the Collateral Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the remarketing, at a price per $25 principal amount of the Debt Securities such that the aggregate price for the aggregate principal amount of the Debt Securities being remarketed on the Reset Date will be approximately (a) if the proposed Reset Date is not the Purchase Contract Settlement Date, the Remarketing Value, or (b) if the proposed Reset Date is the Purchase Contract Settlement Date, the Contract Settlement Value. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Debt Securities for a price less than the price (the "Minimum Price") necessary for the aggregate principal amount of the Debt Securities being remarketed to have an aggregate price (a) if the proposed Reset Date is not the Purchase Contract Settlement Date, equal to 100% of the Treasury Portfolio Purchase Price, or (b) if the proposed Reset Date is the Purchase Contract Settlement Date, equal to 100% of the aggregate principal amount of such Debt Securities. The Remarketing Agent shall not be obligated to remarket any Debt Securities if a condition precedent to such remarketing is not fulfilled.

         Upon a successful remarketing, after deducting the fee specified in
Section 3 below, the proceeds of remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 or 6.3 of the Pledge Agreement and Section
4.3 or 5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). In the event any remarketing attempt is unsuccessful, the Remarketing Agent shall return the Pledged Debt Securities to the Collateral Agent and the Other Debt Securities delivered for remarketing to the Custodial Agent for return to the holders of such Other Debt Securities.

         (c) Neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Debt Securities, whether in connection with a remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Debt Securities for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Debt Securities. The Company shall not be obligated in any case to provide funds to make payment upon tender of Debt Securities for remarketing.

         (d) Subject to the conditions set forth in this Agreement, the Remarketing Agent agrees to remarket, in whole but not in part, the Pledged Debt Securities and the Other Debt Securities that are delivered to it for remarketing by the Collateral Agent and the Custodial Agent no later than 10:00 a.m., New York City time, on the Business Day prior to any Remarketing Date. The Remarketing Date(s) shall be (1) one or more Business Days selected by the Company as a date on which the Remarketing Agent shall remarket the Debt Securities, provided that no more than two such Remarketing Dates shall be selected by the Company during each of (A) the period from the third Business Day immediately preceding February 16, 2006 to April 31, 2006, and (B) the period from June 1, 2006 to August 1, 2006, (2) unless there has been a successful remarketing of the Debt Securities prior to such date, the third Business Day immediately preceding May 16, 2006, and (3) unless there has been a successful remarketing of the Debt Securities prior to such date, the third Business Day immediately preceding August 16, 2006.

         Section 3. Fees. Upon a successful remarketing of the Debt Securities, the Remarketing Agent may deduct as its remarketing fee from the proceeds to be remitted to the Collateral Agent (i) an amount representing 25 basis points (0.25%) of the aggregate principal amount of the remarketed Debt Securities (including Other Debt Securities) if the remarketed Debt Securities matures on or prior to August 16, 2008 or (ii) such other amount as agreed between the Company and the Remarketing Agent if the maturity date of the Debt Securities is otherwise extended on the Reset Date to a date after August 16, 2008. In addition, the Reset Agent shall receive from the Company a reasonable and customary fee for acting as the Reset Agent (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Reset Date in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

         Section 4. Replacement and Resignation of Remarketing Agent and Reset Agent.

         (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and/or as the Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to any Remarketing Date provided, in either case, that the Company must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall agree to continue to serve solely in one such capacity. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable. The Company shall notify the Purchase Contract Agent, the Collateral Agent and the Custodial Agent of the appointment of any such successor.

         (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to any Remarketing Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable. The Company shall notify the Purchase Contract Agent, the Collateral Agent and the Custodial Agent of the appointment of any such successor.

         Section 5. Dealing in the Securities. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or under the Supplemental Remarketing Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Debt Securities. With respect to any Securities, Debt Securities or other securities of the Company owned by it, the Remarketing Agent and the Reset Agent may each exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent and the Reset Agent respectively, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         Section 6.  Registration Statement and Prospectus.

         (a) In connection with any remarketing on any Remarketing Date, if and to the extent required (in the view of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such remarketing, the Company shall (i) use its reasonable efforts to have a registration statement relating to the Debt Securities effective under the Securities Act of 1933, as amended (the "1933 Act"), prior to such Remarketing Date, (ii) if requested by the Remarketing Agent, furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the remarketing not later than three Business Days prior to such Remarketing Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, (iii) furnish a current final prospectus and, if applicable, a current final prospectus supplement to be used by the Remarketing Agent in the remarketing not later than such Remarketing Date in such quantities as the Remarketing Agent may reasonably request, and (iv) pay all expenses relating to the foregoing.

         (b) If in connection with any remarketing on any Remarketing Date, it shall not be possible, in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company, under applicable law, regulations or interpretations in effect at the time of such remarketing to register the offer and sale by the Company of the Debt Securities under the 1933 Act as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Debt Securities in connection with such remarketing without registration under the 1933 Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the 1933 Act by the Commission, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in such remarketing not later than three Business Days prior to such Remarketing Date (or in either case such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in such remarketing not later than such Remarketing Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

         (c) The Company shall also use its reasonable efforts to take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with any remarketing on any Remarketing Date.

         Section 7. Conditions to the Remarketing Agent's Obligations. (a) In addition to any other conditions provided in the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Debt Securities or the Supplemental Remarketing Agreement, the right of each holder of Debt Securities or Income PRIDES to have their Debt Securities remarketed (or included in a particular remarketing attempt) shall be subject to the conditions that (i) the Debt Securities delivered for remarketing have not been called for a Tax Event Redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the Debt Securities being remarketed at the applicable Minimum Price and such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required, (iii) no prior successful remarketing of the Debt Securities has occurred, (iv) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the remarketing in this Agreement, the Supplemental Remarketing Agreement, the Pledge Agreement, the Purchase Contract Agreement, the Indenture or any other agreement relating to such remarketing (including, without limitation, the Purchase Contract Agent giving the Remarketing Agent notice of the aggregate principal amount of the Pledged Debt Securities and the Other Debt Securities to be delivered for remarketing no later than 10:00 a.m., New York City time, the Business Day preceding the proposed Remarketing Date and the Collateral Agent and the Custodial Agent concurrently delivering such Debt Securities to be remarketed to the Remarketing Agent), (v) no Event of Default (as defined in the Indenture), and no event that with the passage of time or the giving of notice or both would become an Event of Default, shall be continuing, (vi) the accuracy of the representations and warranties of the Company included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vii) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, (viii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (ix) this Agreement and any applicable Supplemental Remarketing Agreement have not terminated.

         (b) If at any time during the term of this Agreement, any Event of Default (as defined therein) under the Indenture, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture, has occurred and is continuing, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will promptly notify the Remarketing Agent of such Events of Default and events known to it and will cause the Trustee to give the Remarketing Agent notice of all such Events of Default and events of which the Trustee is aware.

         Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Remarketing Agent and/or the Reset Agent (as the case may be) on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 2 (insofar as such Section relates to the payment of the Remarketing Fee) and Section 3 hereof shall survive and remain in full force and effect until all amounts payable under such Sections shall have been paid in full. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Sections 9 and 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent.

         Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Debt Securities or, if there is any such limitation, the maximum permissible Reset Rate on the Debt Securities, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the third Business Day prior to any Remarketing Announcement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement or the Supplemental Remarketing Agreement, as the case may be, to any beneficial owner or holder of Debt Securities, or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with any remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

         Section 10.  Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the Remarketing Agent, the Reset Agent and each such person or entity being an "Agent Indemnified Party"), as follows:

                                    (i)      from and against any and all
losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Agent Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to the Debt Securities, as the case may be, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (E) any untrue statement or alleged untrue statement of a material fact contained in any other documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such documents) provided by the Company for use in connection with the remarketing of the Debt Securities or any of the transactions related thereto, or (F) any breach by the Company of any of the representations, warranties or agreements included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or (G) any failure by the Company to make or consummate the remarketing of the Debt Securities or the withdrawal, recession, termination, amendment or extension of the terms of such remarketing, or (H) any failure on the part of the Company to comply, or any breach by the Company of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Income PRIDES, the Growth PRIDES, the Pledge Agreement, the Indenture or the Debt Securities (collectively, the "Operative Documents"), or (I) the remarketing of the Debt Securities or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement, whether or not any remarketing of the Debt Securities, or the reset of the interest rate on, or modification of the maturity date or scheduled interest payment dates of, the Debt Securities, as contemplated herein actually occur;

                                    (ii)     against any and all loss,
liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in (i) above; and

                                    (iii)    against any and all expense
whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Agent or the Reset Agent, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company shall not be liable under clause (i)(B),
(i)(C), (i)(D) or (i)(E) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Debt Securities, as the case may be;

provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Remarketing Agent to the extent that any such loss, claim, damage or liability of the Remarketing Agent occurs under the circumstance where (w) the Company had previously furnished copies of the Prospectus to the Remarketing Agent, (x) delivery of the Prospectus was required to be made to such person, (y) the Company sustained the burden of proving that the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, and (z) the Remarketing Agent failed to send or give to such person, at or prior to the written confirmation of the sale of Debt Securities to such person, a copy of the Prospectus and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement of alleged untrue statement or omission;

provided, further, that the Company shall not be liable under clause (i)(G) or
(i)(I) to the extent that such loss, claim, damage, liability or expense has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent.

         Other than as set forth in Section 10(b) below, the Company agrees that no Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment in a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

         The Company agrees that, without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the Remarketing Agent, Reset Agent or any other Agent Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (I) includes an unconditional release of each Agent Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (II) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Agent Indemnified Party.

         (b) The Remarketing Agent and the Reset Agent, severally and not jointly, agree to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act (the "Company Indemnified Parties") to the same extent as the foregoing indemnity from the Company to the Agent Indemnified Parties, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company in writing by such Remarketing Agent and Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, any preliminary remarketing memorandum, final remarketing memorandum or amendments or supplements thereto or any other documents used in connection with the Remarketing of the Debt Securities, as the case may be.

         Each of the Remarketing Agent and the Reset Agent agrees that, without the Company's prior written consent, it will not settle, compromise or consent to the entry of any judgement with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(b) (whether or not the Company or any other Company Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Company Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of a Company Indemnified Party.

         (c) If the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason unavailable to or insufficient to hold harmless any party seeking indemnification thereunder (an "Indemnified Party") in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company on the one hand, and the Remarketing Agent and the Reset Agent on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of the Debt Securities contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of the Debt Securities contemplated hereby shall be deemed to be in the same respective proportions as the aggregate principal amount of the Debt Securities which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) In the event an Agent Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse the Remarketing Agent or the Reset Agent, as the case may be, for all reasonable expenses, as incurred, which are incurred by the Remarketing Agent or the Reset Agent, as the case may be, in connection with such Agent Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Remarketing Agent or the Reset Agent, as the case may be, in an amount to be mutually agreed upon.

         (e) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Party will notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this indemnification and contribution agreement except to the extent the Indemnifying Party was materially prejudiced by such failure to notify, and in any event will not relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party. The Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party (or the Remarketing Agent in the case of any Agent Indemnified Party) to represent the Indemnified Party and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company shall have agreed in writing to pay such fees and expenses, (ii) the Company shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnified Party that that Indemnified Party believes the Company has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof.

         (f) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

         Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 12. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day after the Reset Date or if a Failed Remarketing occurs, August 16, 2006.

         Section 13. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch as the Remarketing Agent and the Purchase Contract Agent. The rights and obligations of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch as the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

         Section 14. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

         Section 15. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 17. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

         Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309, Attention: Melinda Urion, Chief Financial Officer, with a copy to Joseph K. Haggerty, Senior Vice President and General Counsel; if to the Remarketing Agent or Reset Agent, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Four World Financial Center, North Tower 25th Floor, New York, New York 10080, Attention: Equity Capital Markets, with a copy to Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603,
Attention: Edward S. Best; and if to the Purchase Contract Agent, to Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor,

Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department, or to such other address as any of the above shall specify to the other in writing.

         Section 19. Information. The Company agrees to furnish the Remarketing Agent and the Reset Agent with such information and documents as the Remarketing Agent or the Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent, the Reset Agent and any accountant, attorney or other advisor retained by the Remarketing Agent or the Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

         IN WITNESS WHEREOF, each of the Company, the Remarketing Agent and the Purchase Contract Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                            AMERUS GROUP CO.

                                            By: /s/ Roger K. Brooks
                                               ---------------------------------
                                              Name: Roger K. Brooks
                                             Title: Chairman, President and
                                                    Chief Executive Officer

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Dan J. Luckshire
  -----------------------------
   Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By: /s/ Shawn K. Bednasek
  -------------------------------------
  Name: Shawn K. Bednasek
 Title: Vice President

                                              Exhibit A to Remarketing Agreement

                       SUPPLEMENTAL REMARKETING AGREEMENT

         Supplemental Remarketing Agreement dated _____________, ____ among AmerUs Group Co., an Iowa corporation (the "Company"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), and Wachovia Bank, National Association, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

         NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement, dated as of May 28, 2003 (the "Remarketing Agreement"), among the Company, the Purchase Contract Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

         2. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act, and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; the [related preliminary prospectus dated ___________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplement dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated , including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated ________] are hereinafter called, [collectively,] the "Prospectus." The Company has provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Securities. [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT POSSIBLE OR NOT REQUIRED PURSUANT TO THE REMARKETING AGREEMENT, INSERT THE FOLLOWING: The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company hereby consents to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Securities]. All references in this Agreement to amendments or supplements to the Registration Statement [, the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated or deemed to be incorporated by reference in the Registration Statement [, the preliminary prospectus] or the Prospectus, as the case may be.

         3.       Provisions Incorporated by Reference.

                  (a) Subject to Section 3(b), the provisions of the Underwriting Agreement (other than Section 2, Section 3, Section 5, Section 6,
Section 9 and Section 10 thereof) are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

                  (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and any additional remarketing agents designated pursuant to
Section 2 of the Remarketing Agreement; (ii) all references therein to the "Securities", "PRIDES" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement" [, the "preliminary prospectus"] or the "Final Prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes, including changes relating to the offer and sale of the Securities in connection with the Remarketing without registration under the 1933 Act in reliance upon an exemption therefrom (including the exemption afforded by Rule 144A)].]

         4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount, as the case may be, of Securities set forth in Schedule I hereto at a purchase price not less than 100% of the [Remarketing Value] [Contract Settlement Value]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent the Remarketing Fee, payable by deduction from any amount received in connection from such remarketing in excess of the [Remarketing Treasury Portfolio Purchase Price] [aggregate principal amount of the Securities]. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of
Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

         5. Delivery and Payment. Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

         If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

         6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309, Attention: Chief Financial Officer, with a copy to the General Counsel; if to the Remarketing Agent or Reset Agent, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Four World Financial Center, North Tower 25th Floor, New York, New York 10080, Attention: Equity Capital Markets, with a copy to Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: Edward S. Best; and if to the Purchase Contract Agent, to Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department, or to such other address as any of the above shall specify to the other in writing.

         7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Securities will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 6 of the Underwriting Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section 10 of the Underwriting Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

         8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                                        Very truly yours,

                                                        AMERUS GROUP CO.

                                                        By:____________________
                                                           Name:
                                                           Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:_______________________________
     Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:_______________________________
   Name:
   Title:

                SCHEDULE I TO SUPPLEMENTAL REMARKETING AGREEMENT

Securities subject to the remarketing: Senior Notes due 2008 of the Company (the "Securities").

Purchase Contract Agreement, dated as of May 28, 2003 (the "Purchase Contract Agreement") by and between AmerUs Group Co., an Iowa corporation, and Wachovia Bank, National Association.

Pledge Agreement dated as of May 28, 2003 (the "Pledge Agreement") by and between AmerUs Group Co., an Iowa corporation, BNY Midwest Trust Company, and Wachovia Bank, National Association.

Indenture dated as of June 16, 1998 (the "Indenture") by and between AmerUs Group Co., an Iowa corporation, and Wachovia Bank, National Association (formerly First Union National Bank), as supplemented by an Officer's Certificate dated May 28, 2003, establishing the Securities.

[Minimum      Initial      Remarketing      Price] [Aggregate Principal Amount
of Securities: $ ____________]

Purchase Agreement, dated May 28, 2003 (the "Underwriting Agreement") among AmerUs Group Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Remarketing Closing Date, Time and Location: